Exhibit 10.5

Uranium Loan Agreement

between

enCore Energy U.S. Corp.
(Borrower), and
Boss Energy Limited
ABN 38 116 834 336
(Lender)

Exhibit 10.5
Page i

Table of contents

Exhibit 10.5
1Definitions and interpretation    1
1.1Definitions    1
1.2Interpretation    6
1.3Book Transfers    6
2Facility Availability and Cancellation    7
3Approved Purpose    7
4Utilization    7
5Conditions precedent    7
5.1Conditions precedent to Utilization    7
5.2Benefit of conditions precedent    7
6Interest    7
6.1Interest    7
6.2Interest on unpaid amounts    8
6.3Interest payments    8
7Repayment    8
7.1Repayment    8
7.2Early repayment    9
7.3No redraws    9
8Extension option    9
9Security    10
10Payments    10
10.1Payment manner    10
10.2Payment dates    10
10.3Set-off exclusion    11
10.4Tax    11
11Representations and warranties    11
11.1Representations and warranties of the Borrower    11
11.2Repetition    13
12Covenants    13
12.1Affirmative covenants    13
12.2Negative covenants    14
13Events of Default    14
13.1Events of Default    14
13.2Consequences of an Event of Default    15
14Indemnity    16
15Costs    16
16General provisions    17
16.1Notices    17
16.2Inconsistency    17
16.3Time of the essence    17
16.4Amendments    17
16.5Entire agreement    17
16.6Further assurance    17
16.7Continuing performance    17
16.8Waivers    18
16.9Remedies    18
16.10Governing law and jurisdiction    18
16.11Assignment    18
16.12Severability    18
16.13Counterparts    18

Exhibit 10.5
Schedule 1    20
Schedule 2    21

This agreement is made on December, 5, 2023

between	enCore Energy U.S. Corp., a Nevada corporation (Borrower),
and	Boss Energy Limited ABN 38 116 834 336, a company incorporated in Australia with registered address at Level 1, 420 Hay Street, Subiaco WA 6008, Australia (Lender)
Recitals
AThe Borrower has requested the Lender make the Facility available to the Borrower on the terms set out in this Agreement.
BThe Lender has agreed to make the Loan Material available on the terms and conditions set out in this Agreement.

Now it is agreed as follows:

1Definitions and interpretation
1.1Definitions
In this Agreement, unless the context otherwise requires:
Alta Mesa Loan Documents means the “Loan Documents” as such term is defined in the Secured Convertible Promissory Note Due February 14, 2025 made by the Alta Mesa Project Companies, Leoncito Restoration, L.L.C., and Borrower, dated February 14, 2023, and delivered to and for the benefit of the EFR Creditor.
Alta Mesa Project Companies means enCore Alta Mesa, LLC, Leoncito Plant, L.L.C., and Leoncito Project, L.L.C.
Alta Mesa Security Documents means:
(i)a pledge agreement by and between Borrower as pledgor and Lender, pursuant to which Borrower will pledge all of its equity interests in the Alta Mesa Project Companies;
(ii)a security agreement by and among the Alta Mesa Project Companies and the Lender, granting Security Interests in all of the personal property assets of such Alta Mesa Project Companies;
(iii)a guarantee delivered by each Alta Mesa Project Company in favor of the Lender to guarantee the performance by the Borrower of its obligations under this Agreement; and
(iv)a mortgage and/or deed of trust to be delivered by each Alta Mesa Project Company with respect to the real property and/or leasehold interests of such Alta Mesa Project Companies.
Approved Purpose means the purpose specified in Item 3 of Schedule 1.
Authorization includes:
(a)any authorization, consent, approval, resolution, licence, registration, filing, agreement, lodgement, certificate, permit, authority or exemption from, by or with a Public Authority; or
(b)any consent or authorization regarded as given by a Public Authority due to the expiration of the period specified by a statute within which the Public Authority should

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have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute.
Authorized Officer means, in respect of a company, any C-suite executive, director or company secretary (or equivalent corporate officers in the jurisdiction of incorporation of a company) or any delegate or lawyer acting on their behalf.
Average Weekly Spot Price means the average of:
(a)the Ux U3O8 Price Indicator (Spot) per pound U3O8 as listed in the Ux Weekly published by the Ux Consulting Company LLC; and
(b)the TradeTech’s weekly spot indicator per pound U3O8 as listed in the Nuclear Market Review published by TradeTech, LLC.
Book Transfer means an accounting transfer of Loan Material at the Converter.
Book Transfer Confirmation means, in respect of a Book Transfer, a notification by the Converter of the quantity and the origin of the Loan Material delivered pursuant to that Book Transfer.
Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Perth, Western Australia, Australia and Houston, Texas, United States of America.
Calculation Dates means, with respect to any referenced date, the immediately preceding dates on which the spot price indices referenced in clauses (a) and (b) of the definition of Average Weekly Spot Price are reported publicly.
Claim includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of whatever nature however arising and whether present or future, fixed or unascertained, actual or contingent and whether at law, in equity, under statute or otherwise.
Closing Date shall have the meaning ascribed to such term in the Master Transaction Agreement.
Code means the Internal Revenue Code of the United States of America, as amended.
Commitment Period means the period specified in Item 1 of Schedule 1.
Converter means the uranium conversion facilities owned by Honeywell International, Inc. located at Metropolis, Illinois (ConverDyn).
Crownpoint-Hosta Butte Project Company means Tigris Uranium US Corp.
Default Damages means, as of the date of an Event of Default, the amount in cash equal to the Loan Material Outstandings (in pounds) multiplied by the positive increase, if any, between the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date and the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the occurrence of the Event of Default.
Example A:

-Loan Material Outstandings as of the Event of Default = 200,000 pounds
-Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date = $50/pound

-Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Event of Default = $60/pound
-Default Damages = $2,000,000

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Example B:

-Loan Material Outstandings as of the Event of Default = 200,000 pounds
-Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date = $50/pound
-Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Event of Default = $45/pound
-Default Damages = $0
Default Rate means the rate of interest specified in Item 6 of Schedule 1.
Dollars and $ means the lawful currency of the United States of America.
EFR Creditor means EFR White Canyon Corp. or any subsequent holder of the convertible note pursuant to the Alta Mesa Loan Documents.
enCore Parent means enCore Energy Corp., a corporation incorporated under the Business Corporations Act (British Columbia).
Event of Default means any one or more of the events listed in clause 13.1.
Facility means the Loan Material facility to be provided by the Lender to the Borrower in accordance with this Agreement.
Facility Limit means the amount specified in Item 2 of Schedule 1.
Finance Document means:
(a)this Agreement;
(b)in the event the Closing Date has not occurred on or before the Utilization Date, the Parent Guarantee;
(c)as of the date that is the later of the Closing Date or the Utilization Date, and provided the Parent Guarantee, if executed, is terminated and released, the Pledge Agreement; and
(d)in case of the occurrence of the events described in clause 9(b), the Alta Mesa Security Documents, but only until such documents are terminated as contemplated in the aforementioned clause.
Indebtedness means in relation to a person,
(a)all indebtedness for borrowed money (including any accrued interest thereon), including any debenture, note, or bond;
(b)notes payable;
(c)any obligation owed for all or any part of the deferred purchase price of property or services (except trade payables arising in the ordinary course of business);
(d)net obligations under any option, forward rate agreement, forward exchange contract, foreign exchange transaction, futures contract, currency exchange agreement;
(e)any obligation to mandatorily redeem any preferred equity; or
(f)any guarantee of any of the foregoing.
Initial Conditions Precedent means the conditions precedent listed in Schedule 2.
Interest Commencement Date means the date of the Utilization.

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Interest Payment Date means the last day of each Interest Period.
Interest Period means:
(a)in relation to the first Interest Period, the period starting on the Interest Commencement Date and finishing on the day that is three months after the Interest Commencement Date; and
(b)in relation to each subsequent Interest Period, the period of three months starting on the last day of the immediately preceding Interest Period; provided, however, that an Interest Period that includes the Repayment Date shall end on the Repayment Date.
Interest Rate means the rate of interest specified in Item 5 of Schedule 1.
Liability includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever nature however and whenever arising but excluding consequential or indirect losses, economic loss or loss of profits.
Loan Material means uranium concentrate (U3O8).
Loan Material Outstandings means, at any time, the outstanding amount of Loan Material made available by the Lender to the Borrower pursuant to a Utilization under this Agreement.
Master Transaction Agreement means the master transaction agreement between the Borrower and the Lender, amongst others, entered into on or around the date of this Agreement.
Material Adverse Effect means a material adverse effect on:
(a)the Borrower’s ability to perform any of its obligations under any Finance Document;
(b)the financial condition or business of the Borrower or the Material Subsidiaries; or
(c)the validity, enforceability, effectiveness or priority of a Finance Document;
provided, however, that for purposes of subclause 11.1(q), “Material Adverse Effect” shall not include any condition, effect, change, development or circumstance arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting uranium prices or mining; or (iii) any changes in applicable laws or accounting rules or the enforcement, implementation or interpretation thereof.
Material Subsidiaries means the following entities owned by Borrower, directly or indirectly:
(a)the Alta Mesa Project Companies;
(b)the Rosita Project Company; and
(c)the Crownpoint-Hosta Butte Project Company.
Newco means the limited liability company created pursuant to the Master Transaction Agreement for the purpose of acquiring the Alta Mesa Project Companies.
Outstandings means, on any day, the amount determined by the Lender to be an amount equal to the aggregate of all amounts owing or payable actually, contingently or prospectively by the Borrower to or for the account of the Lender under or in connection with any Finance Document on that day including, without limitation, the aggregate of:
(a)the Loan Material Outstandings;
(b)any interest or other moneys accrued or capitalised under any Finance Document on that day;
(c)all interest, fees, costs, indemnities, charges, duties or expenses (including reasonable attorney’s fees) under or in relation to any Finance Document; and

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(d)from and after the occurrence of an Event of Default, the Default Damages.
Parent Guarantee means a payment and performance guarantee to be provided by enCore Parent to the Lender, in the form attached hereto as Exhibit A.
Permitted Indebtedness means Indebtedness of Borrower, a Material Subsidiary or any of Material Subsidiary’s subsidiaries, and, solely for purposes of Clause 9(b), enCore Parent:
(a)which is secured by a Permitted Security Interest;
(b)unsecured Indebtedness incurred for the purpose of funding working capital or otherwise in the ordinary course of business and consistent with past practice and in no event exceeding $250,000 in the aggregate with respect to the Material Subsidiaries);
(c)unsecured Indebtedness for any purpose not exceeding $5,000,000 for the enCore Parent and Borrower, in the aggregate;
(d)incurred by any subsidiary of the Borrower that is not a Material Subsidiary, provided that such Indebtedness is non-recourse to Borrower, enCore Parent or any Material Subsidiary;
(e)the Alta Mesa Loan Documents;
(f)set forth on Schedule A hereto; or
(g)created with the Lender’s prior written consent.
Permitted Security Interest means, with respect to the Material Subsidiaries and their respective subsidiaries and assets:
(a)Security Interests granted under or pursuant to a Finance Document;
(b)Security Interests granted pursuant to the Alta Mesa Loan Documents;
(c)Security Interests set forth on Schedule B hereto; or
(d)any Security Interest approved by the Lender in writing.
Pledge Agreement means a pledge agreement by and between Borrower as pledgor and Lender, pursuant to which Borrower will pledge all of its equity interests in the Alta Mesa Project Companies as security for the Obligations, in a form to be mutually agreed between the parties.
Potential Event of Default means an event which with the giving of notice, lapse of time or fulfilment of any condition would be reasonably likely to become an Event of Default.
Public Authority any national, state or local government; a government department; a state- owned or statutory corporation; any governmental administrative, fiscal, judicial body, department, commission, authority, tribunal, agency or entity the United States of America, or any subdivision thereof, including tribal nations and any organization established under statute or any stock exchange.
Repayment Date means the date specified in Item 7 of Schedule 1.
Rosita Project Company means URI, Inc.
Security Interest means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including any ‘security interest’ as defined in the applicable Uniform Commercial Code.
Taxes means any tax, levy, impost, duty, deduction, withholding (including backup withholding), charge, assessment or fee of any nature (including interest, penalties and

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additions thereto) that is imposed by any Public Authority in respect of a payment under this Agreement.

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Utilization means the provision of Loan Material by the Lender at the direction of the Borrower under this Agreement including, where the context requires, the amount of that Loan Material.
Utilization Date means the date of the Utilization.
Utilization Request means the written request by the Borrower requesting the Utilization of the Facility pursuant to this Agreement signed by an Authorized Officer of the Borrower.
1.2Interpretation
In this Agreement unless the context otherwise requires:
(a)clause and subclause headings are for reference purposes only;
(b)the singular includes the plural and vice versa;
(c)words denoting any gender include all genders;
(d)reference to a person includes any other entity recognised by law and vice versa;
(e)references to time are to the time in [Houston, Texas, United States of America];
(f)where a word or phrase is defined its other grammatical forms have a corresponding meaning;
(g)a reference to a party to this Agreement includes its successors and permitted assigns;
(h)a reference to any agreement or document includes that agreement or document as amended, modified, restated, amended and restated, supplemented or replaced at any time;
(i)a reference to asset or property includes any real or personal, present or future, tangible or intangible asset or property (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the asset or property;
(j)the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;
(k)the expression at any time includes reference to past, present and future time and the performance of any action from time to time;
(l)a reference to a schedule is a reference to a schedule of this Agreement and a reference to an item is a reference to an item in a schedule to this Agreement;
(m)a reference to an exhibit, annexure, attachment or schedule is a reference to the corresponding exhibit, annexure, attachment or schedule in this Agreement;
(n)when a thing is required to be done or money required to be paid under this Agreement on a day which is not a Business Day, the thing must be done and the money paid on the next Business Day; and
(o)a reference to a statute includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.
1.3Book Transfers
A Book Transfer will be considered to take effect upon receipt of the Book Transfer Confirmation for that Book Transfer.

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2Facility Availability and Cancellation
(a)Subject to the terms and conditions of this Agreement, the Lender agrees to make the Facility available to the Borrower for utilization during the Commitment Period in an aggregate amount not exceeding the Facility Limit.
(b)The Lender may, in its sole discretion, cancel the Facility if the Facility is not utilised within the Commitment Period.

3Approved Purpose
(a)The Facility must be used for the Approved Purpose.
(b)The Lender is not bound to monitor or verify the application of any amounts borrowed under this Agreement.

4Utilization
(a)The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilization Request.
(b)A Utilization Request is irrevocable and will not be regarded as having been duly completed unless:
(i)the proposed Utilization Date is a Business Day within the Commitment Period;
(ii)the Utilization is for Loan Material; and
(iii)the amount of the Utilization is equal to the Facility Limit.
(c)Only one Utilization is permitted.
(d)Upon receipt of a duly completed Utilization Request, provided that the Initial Conditions Precedent have been satisfied or waived in accordance with clause 5, the Lender shall instruct the Converter to make a Book Transfer with respect to the Loan Material to the Borrower’s account at the Converter and shall deliver promptly the related Book Transfer Confirmation to the Borrower.

5Conditions precedent
5.1Conditions precedent to Utilization
The Lender is not obliged to provide a Utilization unless and until it has received and is satisfied in its sole discretion in respect of, or has otherwise waived, each of the Initial Conditions Precedent.
5.2Benefit of conditions precedent
The conditions precedent contained in this clause 5 are for the sole benefit of the Lender and may or may not be waived by the Lender with or without conditions in its sole discretion.

6Interest

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6.1Interest
(a)Interest for each Interest Period accrues on the amount of the Outstandings is payable on a non-refundable basis by the Borrower, with the related Book Transfer

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Confirmation to be delivered no later than each Interest Payment Date in the amounts determined under subclause (b) below.
(b)Interest will be determined as follows:
(i)in respect of Loan Material Outstandings, the amount calculated by applying the below formula:
(LMO x AWSP) x IR x (N / 365)

Where:
LMO is the amount of Loan Material Outstandings expressed in pounds;
AWSP is the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date;
IR is the Interest Rate; and
N is the number of days in the applicable Interest Period. and
(ii)in respect of Outstandings (other than Loan Material Outstandings), the amount calculated by applying the Interest Rate to the daily balance of the Outstandings (other than Loan Material Outstandings) for the actual number of days elapsed on the basis of a year of 365 days.
6.2Interest on unpaid amounts
(a)Interest will accrue on any amount due and payable by the Borrower to the Lender at the Default Rate from the date the amount becomes due until it is actually paid.
(b)Interest accruing under this clause 6.2 will be payable by the Borrower to the Lender on demand.
6.3Interest payments
(a)Subject to subclause (b) below, the Borrower must make all interest payments in the form of Loan Material by way of Book Transfer to the Lender’s account at the Converter, with the amount of Loan Material required to be delivered by the Borrower to the Lender to satisfy the interest payment to be determined by dividing the amount of the interest payment expressed in Dollars by a Dollar price of Loan Material per pound equal to the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date. Loan Material delivered in accordance with this clause (a) must have its origin in the United States of America or Australia. Interest payments made by Book Transfer of Loan Material shall be deemed effective as of the date of the Book Transfer Confirmation.
(b)Notwithstanding, and without limiting, clause (a) above, the Lender may elect at its own discretion, or the Borrower may request in writing, within ten (10) Business Days before the applicable Interest Payment Date and the Lender may elect to accept (in its sole discretion), satisfaction of any interest payment by payment of cash equal to the amount of interest that will be due as of such Interest Payment Date.

7Repayment
7.1Repayment
(a)The Borrower must redeliver and repay (as applicable) all Outstandings on the Repayment Date by:

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(i)in accordance with clause (c) below in respect of Loan Material Outstandings, delivering by way of Book Transfer to the Lender's account at the Converter an amount of Loan Material equal to the Loan Material Outstandings, with the related Book Transfer Confirmation to be delivered no later than the Repayment Date; and
(ii)paying an amount of cash equal to all other Outstandings to the Lender;
provided, however, that the Lender may elect at its own discretion, or the Borrower may request in writing, within ten (10) Business Days before the Repayment Date and the Lender may elect to accept (in its sole discretion), satisfaction of the Loan Material Outstandings by payment of cash equal to the Loan Material Outstandings expressed in pounds multiplied by the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date.
(b)The Borrower must repay all of the Outstandings to the Lender no later than the Repayment Date, unless otherwise provided in this Agreement.
(c)Loan Material delivered in accordance with subclause (a)(i) above must have its origin in the United States, Canada or Australia.
7.2Early repayment
(a)Subject to clause (b) below, the Borrower may prepay the Outstandings in full or part at any time after the date falling six months from the Utilization Date. All prepayments shall be paid in kind or in cash, as applicable, in accordance with the provisions of clause 7.1(a).
(b)On the date of prepayment of the Outstandings, the Borrower must pay a prepayment fee in cash to the Lender equal to $200,000 (the “Prepayment Fee”). At the election of the Lender, the Prepayment Fee shall be paid in the form of Loan Material by way of Book Transfer to the Lender’s account at the Converter, with the amount of Loan Material required to be delivered by the Borrower to the Lender to satisfy the Prepayment Fee to be determined by dividing the amount of the Prepayment Fee expressed in Dollars by a Dollar price of Loan Material per pound equal to the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the date of the prepayment.
(c)Loan Material delivered in accordance with clauses (a) and (b) above, must have its origin in the United States of America or Australia.
7.3No redraws
No amount of Loan Material redelivered (or repaid in cash, as applicable) as repayment under any provision of this Agreement may be redrawn or re-utilized as a Utilization.

8Extension option
(a)If the Borrower does not hold, or cannot reasonably source, sufficient amounts of Loan Material to meet its obligations under clause 7.1(a)(i), the Borrower may request the Lender to extend the Repayment Date ("Extension Request").
(b)The Lender may at its absolute discretion agree, refuse or propose alternative terms for an Extension Request.
(c)The Borrower must pay all accrued and unpaid interest in cash prior to approval of an Extension Request.
(d)If the Lender does not approve an Extension Request, the Repayment Date shall remain unaffected and any Outstandings shall be redelivered or repaid (as applicable) in accordance with clause 7.

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9Security
(a)As an Initial Condition Precedent, the Parent Guarantee shall have been executed and delivered by enCore Parent and Lender. The Parent Guarantee shall be terminated and released by the Lender on the Closing Date simultaneously with the transactions contemplated with subclause (c) below. Lender shall take all such actions necessary or reasonably requested by Borrower to effectuate such termination and release. Notwithstanding the foregoing, should the Closing Date occur on or before the Utilization Date, the Guarantee shall not be executed or delivered.
(b)Notwithstanding the provisions of subclause (a), should the Borrower or enCore Parent incur any Indebtedness other than Permitted Indebtedness while the Parent Guarantee is in effect, the Borrower shall either, by the date on which such Indebtedness is incurred and as a condition thereto, (i) repay all Obligations, or (ii) deliver the Alta Mesa Security Documents. In case the Borrower elects option (ii), the Parent Guarantee would be released concurrently with the Borrower’s delivery of the relevant security documents. The Alta Mesa Security Documents shall be terminated and released by the Lender on the Closing Date simultaneously with the transactions contemplated with subclause (c) below.
(c)On the Closing Date, Borrower shall execute and deliver the Pledge Agreement, to be effective immediately upon the termination and release of, as applicable, (i) the Guarantee as provided in subclause (a) above or (ii) the Alta Mesa Security Documents, as provided in subclause (b) above; provided, however, that if the Closing Date occurs prior to the Utilization Date, then the Pledge Agreement shall be executed and delivered as an Initial Condition Precedent. Borrower will execute such documents and do such acts as necessary or reasonably requested by Lender to perfect such Security Interests created in the Pledge Agreement in the relevant jurisdictions. The parties acknowledge and agree that the Security Interests created under the Pledge Agreement will be security for payment of the Outstandings and fulfilment of all other obligations of the Borrower to the Lender under the Finance Documents.
(d)The parties further acknowledge and agree that the value to be attributed to the Loan Material Outstandings following an Event of Default will be calculated based on the Average Weekly Spot Price for the last two full weeks immediately preceding the Calculation Dates that occur immediately preceding the Utilization Date.

10Payments
10.1Payment manner
The Borrower must make any cash payment to the Lender required or permitted under this Agreement:
(a)in Dollars;
(b)not later than close of business, Houston time, on the due date for payment;
(c)in immediately available funds; and
(d)to the bank account notified by the Lender to the Borrower.
10.2Payment dates
Any payment under this Agreement which falls due on a day which is not a Business Day must be made on the next Business Day with an appropriate adjustment for interest.

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10.3Set-off exclusion
The Borrower must make any payment under this Agreement without any set-off, counterclaim or deduction, whether on account of Taxes or otherwise, except for any tax deduction or withholding compelled by law.
10.4Tax
If Borrower is required by any applicable law, rule or regulation to make any deduction or withholding for or on account of any Tax from any payment of interest or any Default Damages to be paid by it under this Agreement, then Borrower will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment by Borrower to Lender after deduction and withholding imposed by a Public Authority will not be less than the amount of interest then due and payable hereunder; provided, however, that the foregoing obligation to pay additional amounts shall not apply, and any such deduction and withholding shall be for the account of Lender, with respect to:
(a)any Tax, deduction, or withholding that is imposed by reason of Lender:

(i)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States; or

(ii)being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3) of the Code or any successor provision;

(b)any Tax, deduction, or withholding that would not have been imposed but for the failure of the Lender or an affiliate thereof to comply with certification, identification or information reporting requirements; or

(c)any Tax, deduction, or withholding imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code whether currently in effect or as published and amended from time to time or from any similar provision of another nation.

If Lender is exempt from, or eligible for a reduced rate of, deduction or withholding under an applicable provision of an income tax treaty, Lender shall deliver to Borrower accurate and complete documentation necessary and sufficient to eliminate or reduce such withholding. Lender and Borrower agree to cooperate and to use commercially reasonable efforts to mitigate or eliminate such deduction and withholding, including the obtainment of any refund for deduction and withholding made. Deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid by Borrower to Lender.

11Representations and warranties
11.1Representations and warranties of the Borrower
The Borrower represents and warrants to the Lender as follows, as of the dates set forth in clause 11.2:
(a)it and each of the Material Subsidiaries is duly established and validly existing under the law of the jurisdiction of its incorporation or organization;

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(b)it has full power to enter into, carry out and comply with its obligations under this Agreement and any other Finance Document to which it is a party;
(c)this Agreement and each other Finance Document to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms

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except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(d)it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents;
(e)its execution, delivery and performance of the Finance Documents to which it is a party will not result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument to which it is a party, except where the failure to do so would not materially and adversely affect its ability to enter into and perform its obligations under the Finance Documents;
(f)it is solvent;
(g)no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency has or have (to its knowledge and belief) been started or threatened against it which are reasonably likely to have a Material Adverse Effect;
(h)no judgment or order of a court, arbitral tribunal or any order or sanction of any government or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to its knowledge and belief) been made against it;
(i)no Event of Default or Potential Event of Default has occurred and is continuing;
(j)it is not in violation of any applicable law, rule, regulation or order by a Public Authority, except where the failure to do so would not materially and adversely affect its ability to enter into and perform its obligations under any Finance Documents;
(k)all facts and information given to the Lender at any time by the Borrower pursuant to each Finance Document, are true, accurate, complete and up-to-date in all material respects as at the time given;
(l)it holds full legal, voting and ownership interests in the Material Subsidiaries;
(m)the equity interest of and the assets owned by the Material Subsidiaries are free and clear of any Security Interest, except any Permitted Security Interest;
(n)proceeds of the Utilization are required, and will be only used, for the Approved Purpose;
(o)with respect to all Loan Material used to repay the Loan Material Outstandings:
(i)the Borrower will own at the time of the applicable Book Transfer such Loan Material and will transfer such Loan Material to the Lender, free of any liens, claims or encumbrances;
(ii)the origin of such Loan Material shall (1) conform to the applicable quality specification of the Converter in effect at the time of the Book Transfer and (2) be of United States, Canadian or Australian origin; and
(iii)no such Loan Material will have been obtained by the Borrower under any arrangement, swap, exchange or other transaction designated to circumvent the provisions of the Suspension Agreement signed in 1992 between the United States Department of Commerce and the Russian Federation, as amended, or the delivery limitation set forth in Article 3112(b) of the USEC Privatization Act 42 U.S.C. § 2297h et seq., and the Procedure for Delivery of Russian HEU Natural Uranium Component in the United States;

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(p)at the time that this representation is given, it and the Material Subsidiaries have no Indebtedness except Permitted Indebtedness; and
(q)there is no Material Adverse Effect or any event or events that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
11.2Repetition
The representations and warranties set out in clause 11.1 are deemed to be made by the Borrower by reference to the facts and circumstances then existing on:
(a)the date of this Agreement;
(b)on the date of the Utilization Request; and
(c)on the Utilization Date.

12Covenants
12.1Affirmative covenants
The Borrower must from the date of this Agreement for so long as any Outstandings are outstanding:
(a)deliver to the Lender any information relating to the use of the Utilization for the Approved Purpose, to the extent available to and disclosable by the Borrower, as the Lender may reasonably request;
(b)obtain, punctually renew and comply with the terms of each Authorization necessary to enter into any Finance Document to which it is a party, observe all obligations under such Finance Document and allow it to be enforced, except where the failure to do so would not materially and adversely affect its ability to enter into and perform its obligations under the Finance Documents;
(c)comply, and will cause the Material Subsidiaries to comply, in all respects with all applicable laws to which it or the Material Subsidiaries are subject, except where the failure to do so would not materially and adversely affect its ability to enter into and perform its obligations under the Finance Documents;
(d)take such actions as are necessary or as may be reasonably required by the Lender to perfect or maintain Lender’s Security Interest in the assets pledged under the Pledge Agreement once such agreement is executed and delivered;
(e)pay, and cause each of the Material Subsidiaries to pay, all of its material taxes, except in each case where the amount or validity thereof is contested in good faith or if reserves have been provided therefor;
(f)immediately notify the Lender of the occurrence of an Event of Default upon becoming aware of the same;
(g)only to the extent the Pledge Agreement is not in effect, ensure that at all times it:
(i)takes out and maintains all prudent insurances with a reputable insurer for the operational assets of the Material Subsidiaries (including, to the extent applicable, commercial general and motor vehicle liability and property casualty coverages, business interruption, worker's compensation, and employer liability);
(ii)does not do, omit to do or permit anything which would reasonably be expected to prejudice or render void, voidable or unenforceable any such insurance or cancel or permit to lapse any such insurance; and

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(iii)in case of any material loss, damage to or destruction of the insured assets of the Material Subsidiaries, or any material part thereof, the Borrower shall promptly give written notice thereof to the Lender generally describing the nature and extent of such damage or destruction. In case of any such loss, damage to or destruction of the Secured Property or any material part thereof, Borrower shall use the insurance proceeds received on account of such damage or destruction to repair or replace the property or assets so lost, damaged or destroyed.
12.2Negative covenants
Borrower must not, without the prior written consent of the Lender:
(a)incur, or allow Newco or any of the Material Subsidiaries to incur any Indebtedness other than Permitted Indebtedness;
(b)create or permit to exist any Security Interest over the membership interests of Newco or the Material Subsidiaries or any of their assets, other than a Permitted Security Interest;
(c)dispose of or transfer its equity interest in Newco or the Material Subsidiaries or dissolve, liquidate or wind up its or their affairs, sell, transfer, lease to a third party or otherwise dispose of substantially all of the property or assets of itself, Newco or the Material Subsidiaries; or take any action to enter into any such amalgamation, consolidation, demerger, merger, corporate restructuring, conveyance, transfer or lease of all or substantially all of the assets of itself, Newco or the Material Subsidiaries, except in case of an amalgamation, consolidation, demerger, merger or corporate restructuring resulting from a change of control in which the successor formed by such consolidation or amalgamation or the survivor of such merger or corporate restructuring, as the case may be, shall be a solvent corporation or limited liability company or limited partnership organized and existing under the laws of Canada, or any state or province of the United States or Canada (including the District of Columbia), and such corporation or limited liability company or limited partnership shall have executed and delivered to the Lender its assumption of the due and punctual performance and observance of each covenant and condition of the Finance Documents to which the Borrower is a party; or
(d)substantially change the general nature of its business from that carried on at the date of this Agreement or amend, modify or change its certificate of formation, certificate of incorporation (or corporate charter or other similar organizational document), operating agreement, or bylaws (or other similar document) of the Borrower or any Material Subsidiary in any material respect without the prior written consent of the Lender.

13Events of Default
13.1Events of Default
An Event of Default occurs if:
(a)the Borrower does not:
(i)deliver the Loan Material to the Lender when due in accordance with this Agreement; or
(ii)pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within five (5) Business Days of the due date;

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(b)the Borrower does not comply with its obligations under subclauses 9(b) or 9(c);

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(c)the Borrower or the relevant Material Subsidiary, if applicable, does not comply in any material respect with any other provision of the Finance Documents or with any condition of any waiver or consent by the Lender under or in connection with any Finance Document which the Borrower has accepted as a condition and, if such non- compliance is remediable, the non-compliance is not remedied within fifteen (15) Business Days of the earlier of: (i) the Borrower becoming aware of the non- compliance; or (ii) the Lender giving notice to the Borrower of the non-compliance;
(d)any representation made or deemed to be made or repeated by the Borrower under or in connection with any Finance Document is untrue, incorrect or misleading in any material respect;
(e)any judgment or judgments are rendered or judgment liens filed against Borrower or Newco or any Material Subsidiary for an aggregate amount in excess of
$1,000,000.00, which within thirty (30) days of such rendering or filing is not either appealed, satisfied, stayed, discharged of record or bonded;
(f)any Indebtedness of Borrower or any Material Subsidiary is not paid when due or within any applicable grace period, provided that any such payment default shall not at any time constitute an Event of Default unless, at such time, either (i) it results in the acceleration of such Indebtedness requiring payment of outstanding principal in full prior to the stated maturity thereof, or (ii) one or more of such defaults has occurred and is continuing with respect to such Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000 for the Borrower and $250,000 for any Material Subsidiary;
(g)the whole of any Finance Document is declared void or unenforceable by a court of competent jurisdiction, or the Borrower in writing repudiates any of the material obligations in any Finance Document or claims that such document is unenforceable;
(h)The Borrower, Newco or any Material Subsidiary
(i)admits inability to pay its debts generally as they mature;
(ii)makes a general assignment for the benefit of its creditors
(iii)files a petition under any section or chapter of the United States Bankruptcy Code or any similar federal or state law or regulation;
(iv)makes an application for the appointment of a receiver, trustee or custodian for any of any of its assets; or
(v)files any case or proceeding for its reorganization, dissolution or liquidation or for relief from creditors;
(i)there is commenced against Borrower, Newco or any of its Material Subsidiaries any case, proceeding or other action seeking attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which has not been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from entry thereof; or
(j)with respect to the Borrower, Newco or any Material Subsidiary, the filing or petition in any court pursuant to any statute or regulation of any state, country or jurisdiction, in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee, and such filing or petition is not dismissed within sixty (60) days after the filing thereof.
13.2Consequences of an Event of Default
(a)On and at any time after the occurrence of an Event of Default the Lender may by notice to the Borrower:

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(i)if such Event of Default occurs prior to a Utilization, cancel the Facility and terminate this Agreement;

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(ii)declare that all or part of the Outstandings are immediately due and payable, whereupon the Borrower must immediately redeliver or repay (as applicable) those amounts;
(iii)declare that all or part of the Outstandings are payable on demand, whereupon those amounts will become immediately due and payable (or immediately due and deliverable (if applicable)) by the Borrower on demand from the Lender;
(iv)cancel the Facility and terminate any obligations of the Lender under this Agreement; and/or
(v)exercise any or all of its rights and entitlements under the Guarantee or the Pledge Agreement, as applicable.
(b)In case of the occurrence of any of the events in clauses (a)(ii), (iii) or (v) above, should the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the occurrence of the Event of Default be higher than the Average Weekly Spot Price for the last two weeks ending on the Calculation Dates immediately preceding the Utilization Date, in addition to its right to recover all other Outstandings then due and pursue any remedies available to it in equity or at law, the Lender shall be entitled to recover the Default Damages.

14Indemnity
The Borrower agrees to defend, indemnify and hold the Lender, its affiliates, and any of the Lender’s or such affiliates’ employees, officers, directors, managers, shareholders, partners, members, agents, and contractors (Lender Indemnitees) harmless from and shall keep such Lender Indemnitees indemnified against, and must reimburse such Lender Indemnitees on demand for, all Claims or Liabilities arising from or incurred in relation to any of the following, whether such Claims or Liabilities are brought by a third party or otherwise:
(a)an Event of Default; and
(b)all actions, proceedings, costs, claims and demands in relation to the enforcement of the Guarantee or the Security Interest under the Alta Mesa Security Documents or the Pledge Agreement, as applicable, and in each case, including but not limited to, all reasonable and documented legal costs and expenses; provided, however, that such obligation by Borrower shall exclude any Claims or Liabilities resulting from the gross negligence or willful misconduct by any Lender Indemnitee. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall the Borrower be liable for any punitive, incidental, special or consequential damages.

15Costs
The Borrower must reimburse the Lender on demand for all actual, reasonable and documented costs, fees and expenses incurred by the Lender:
(a)in connection with the rectification of any breach or default by the Borrower under this Agreement or any other Finance Document;
(b)in connection with any protection or enforcement or attempted protection or enforcement of any power or right conferred on the Lender by this Agreement or any other Finance Document or by law; and
(c)incurred by the Lender in connection with any Taxes, fees, fines and penalties in respect of fees, payable or determined to be payable in relation to any Finance

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Document or a payment, receipt or any other transaction contemplated by any Finance Document, including any Book Transfer Fees charged by the Converter.

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16General provisions
16.1Notices
(a)Any notice to or by a party under this Agreement must be in writing and signed by the sender or, if a corporate party, an Authorized Officer of the sender.
(b)Any notice may be served by delivery in person or by reputable overnight courier or transmission by email to the address of the recipient most recently notified by the recipient to the sender.
(c)Any notice is effective for the purposes of this Agreement upon the earlier of:
(i)where delivered in person or by courier, upon delivery to the recipient; or
(ii)where emailed, at the earlier of when the sender receives an automated message confirming delivery or four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered.
Communications received or taken to be received under this clause after 5:00pm in the place of receipt or on a day which is not a Business Day will be taken to be received at 9:00am on the next Business Day and take effect from that time unless a later time is specified.
16.2Inconsistency
In the event of any inconsistency between the terms of this Agreement and those of another Finance Document, the terms of this Agreement will prevail to the extent of the inconsistency.
16.3Time of the essence
Time is of the essence in respect of the obligations of the Borrower under this Agreement.
16.4Amendments
Any amendment to this Agreement has no force or effect, unless effected by an agreement executed by the parties.
16.5Entire agreement
This Agreement:
(a)expresses and incorporates the entire agreement between the parties in relation to its subject matter, and all the terms of that agreement; and
(b)supersedes and excludes any prior or collateral negotiation, understanding, communication or agreement by or between the parties in relation to that subject matter or any term of that agreement.
16.6Further assurance
Each party must execute any document and perform any action necessary to give full effect to this Agreement, whether before or after performance of this Agreement.
16.7Continuing performance
(a)The provisions of this Agreement do not merge with any action performed or document executed by any party for the purposes of performance of this Agreement.
(b)Any representation in this Agreement survives the execution of any document for the purposes of, and continues after, performance of this Agreement.
(c)Any indemnity agreed by any party under this Agreement:

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(i)constitutes a liability of that party separate and independent from any other liability of that party under this Agreement or any other agreement; and
(ii)survives and continues after performance of this Agreement.
16.8Waivers
Any failure by any party to exercise any right under this Agreement does not operate as a waiver and the single or partial exercise of any right by that party does not preclude any other or further exercise of that or any other right by that party.
16.9Remedies
The rights of a party under this Agreement are cumulative and not exclusive of any rights provided by law.
16.10Governing law and jurisdiction
(a)This Agreement is governed by the laws in force in the state of Texas, United States of America, without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.
(b)The parties hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States of America located in Harris County, Texas (or, if requirements for federal jurisdiction are not met, state courts located in Harris County, Texas) and appropriate appellate courts therefrom for the resolution of any dispute, controversy, or claim arising out of or in relation to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such dispute, controversy or claim may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable laws, any objection which they may now or hereafter have to the laying of venue of any such dispute, controversy or claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute, controversy or claim. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by applicable law.
(c)Each party by execution of this Agreement irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this provision in relation to both itself and its property.
16.11Assignment
This Agreement is freely assignable by the Lender. The Borrower shall not assign all or any part of this Agreement without the prior written consent of the Lender (which consent may not be unreasonably withheld) and any assignment made without such written consent shall be void.
16.12Severability
Any provision of this Agreement which is invalid in any jurisdiction is invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.
16.13Counterparts
This Agreement may be executed in any number of counterparts or copies, with signatures appearing on different counterparts or copies, and this has the same effect as if the signatures on the counterparts or copies were on a single copy of this Agreement. Without limiting the foregoing, if any of the signatures on behalf of one party are on different counterparts or copies of this Agreement, this Agreement, shall be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this Agreement. A party who has executed a counterpart of this Agreement may exchange it with another party by emailing a

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pdf (portable document format) copy of the executed counterpart to that other party. A party may sign this Agreement electronically, and bind itself accordingly. In addition, the intention is

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to print it out after all parties that are signing electronically have done so, so that any such print-out will also be an executed original counterpart of this Agreement. Each signatory confirms that their signature appearing in the document, including any such print-out (irrespective of which party printed it), is their personal signature authenticating it.

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Schedule 1

Item 1 Commitment Period	Subject to the satisfaction of the Initial Conditions Precedent, the period commencing on the earlier of the Closing Date and February 20, 2024 and ending 30 days thereafter.
Item 2 Facility Limit	200,000 lbs of Loan Material
Item 3 Approved Purpose
(a)Loan Material is to be used by the Borrower to fulfill a portion of the offtake amount it is contracted to provide to UG U.S.A., Inc in 2024.
(b)Without limiting paragraph (a) above, Loan Material must only be used for peaceful and civilian use.

Item 4	[Reserved]
Item 5 Interest Rate	9.00% per annum.

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Schedule 1

Item 6 Default Rate	11.00% per annum.
Item 7 Repayment Date	The earlier of 12 months from the Utilization Date and February 28, 2025 (or such later date the Repayment Date is extended to under clause 8)

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Schedule 2
Initial Conditions Precedent

(a)The Master Transaction Agreement and the “Subscription Agreement” and “Strategic Collaboration Agreement” referred to therein, have been duly executed and delivered by all parties thereto.
(b)all Security Interests granted to the EFR Creditor pursuant to the Alta Mesa Loan Documents have been terminated and released by the EFR Creditor.
(c)Either:
(i)If the Closing Date has occurred on or before the contemplated Utilization Date, the Pledge Agreement has been duly executed and delivered by all parties, to become effective on the Utilization Date, and any relevant UCC financing statements have been filed by such date; or
(ii)If the Closing Date has not occurred, the Parent Guarantee has been duly executed and delivered by all parties, to become effective on the Utilization Date.
(d)Borrower has delivered an officer’s certificate attaching its articles of incorporation, bylaws, a good standing certificate from the Secretary of State of the State of Nevada and any other state where the Borrower is licensed to do business, as well as resolutions of the boards of directors of the Borrower and the enCore

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Schedule 2
Parent authorizing the transactions contemplated under the Finance Documents to which each is a party, and a statement from the Borrower that the representations and warranties of the Borrower contained in clause 11.1 are true and correct in all material respects as of the Utilization Date.
(e)no Event of Default or Potential Event of Default is continuing or would occur as a result of the Utilization.

Executed as an agreement

enCore Energy Corp.

By: /s/ W. Paul Goranson
Name: W. Paul Goranson
Title: Chief Executive Officer

Boss Energy Limited
(ABN 38 116 834 336)

By: /s/ Duncan Craib     Name: Duncan Craib
Title: Chief Executive Officer

By: /s/ Derek Hall     Name: Derek Hall
Title: Company Secretary

[Signature Page to Uranium Loan Agreement]

FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Guaranty”) made and entered into as of [●], [●], by ENCORE ENERGY CORP., a British Columbia corporation (“Guarantor”), in favor BOSS ENERGY LIMITED, an Australian corporation (together with its successors and permitted assigns, “Lender”).
RECITALS

A.Guarantor, Lender, and enCore Energy US Corp., a Nevada corporation (“enCore US” or “Borrower”) entered into that certain Master Transaction Agreement dated December 5, 2023 (the “MTA”) which MTA provides, among other things, that the parties thereto shall form a joint venture to explore, develop, mine, process, and produce saleable uranium product from the Alta Mesa Project (as defined in the MTA) in Jim Hogg and Brooks Counties, in Texas.
B.Pursuant to the MTA and in connection with the transactions contemplated by the MTA, enCore US, as borrower, and Lender entered into that certain Uranium Loan Agreement dated as of the date hereof (as the same may hereafter be amended, restated, or otherwise modified from time to time, the “ULA”) pursuant to which Lender has agreed to loan Loan Material to enCore US on the terms and conditions set forth therein (collectively, the “Loan”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the ULA.
C.In order to induce Lender to make the Loan, and as additional security for the obligations of Borrower under the ULA, Guarantor has agreed to give this Guaranty.
Agreement

1.NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees as follows:
2.Guaranty; Covenant Not to Pledge. Guarantor hereby irrevocably, unconditionally and absolutely, but subject to the terms and conditions provide herein, guarantees to Lender (a) the due and prompt payment (whether at stated maturity or earlier by acceleration or otherwise) and not just the collectability, of all indebtedness, liabilities and other amounts owed by Borrower under the ULA and (b) the due and prompt performance by Borrower of all of its other obligations under the ULA, in each case to the extent that Borrower becomes liable to Lender for such obligations under the terms of ULA and has failed to timely pay or perform the same, as applicable (Section 2(a) and Section 2(b) together, the “Obligations”) and (c) actual, documented and out-of-pocket costs and expenses (including, without limitation, all attorneys’ fees and expenses) incurred in connection with the enforcement of the rights of Lender under this Guaranty (Section 2(c), the “Expenses”). In addition, Guarantor agrees that so long as this Guaranty remains in effect, Guarantor will not transfer, pledge or otherwise encumber any of the equity interests that Guarantor owns in the Borrower.
3.Termination. This Guaranty shall terminate and be released automatically upon the occurrence of the earlier of (i) payment and performance of all Obligations and payment of all Expenses,
(ii) the cancellation or termination of the ULA pursuant to its own terms, provided all outstanding Obligations and Expenses incurred prior to or on such date have been satisfied, and (iii) the occurrence of any of the events described in subclauses 9(a) or 9(b) of the ULA, provided that all outstanding Expenses have been paid and the Borrower is not then in material default of any of its obligations under the ULA.

Upon this Guaranty’s termination in accordance with the foregoing sentence, the Guarantor automatically shall be released and discharged from all claims with respect to any Obligations without any further action of Lender or any other party. Without limiting the preceding sentence, upon such termination, Lender shall promptly undertake such actions as the Guarantor may reasonably request to memorialize or confirm such release and discharge.
4.Representations and Warranties. In order to induce Lender to make the Loan, Guarantor makes the representations and warranties to Lender set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, Lender would not have agreed to make the Loan. Guarantor represents and warrants to Lender as follows on the date hereof:
a.Neither the execution and delivery of this Guaranty nor the performance hereof by Guarantor will result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture, loan or credit agreement or other instrument to which Guarantor is subject (including, without limitation, Guarantor’s organizational documents) or result in the violation of any law, rule, regulation, order, judgment or decree to which Guarantor is subject, except to the extent such circumstance would not reasonably be expected to materially impair Guarantor’s ability to perform hereunder.
b.There are no (i) bankruptcy, insolvency or similar proceedings involving Guarantor and none is contemplated; (ii) dissolution proceedings involving Guarantor and none are contemplated; (iii) unsatisfied judgments of record against Guarantor; or (iv) tax liens filed against Guarantor or its assets.
c.This Guaranty has been duly executed and delivered by, and duly authorized on behalf of, Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except, as to enforcement of remedies, as may be limited by bankruptcy, insolvency or similar laws affecting generally the exercise and enforcement of creditor’s rights and remedies and by general principles of equity.
d.There are no judgments, suits, actions or proceedings at law or in equity or by or before any governmental instrumentality or agency now pending against or, to Guarantor’s knowledge, threatened against or affecting Guarantor or its assets, or both, nor has any judgment, decree or order been issued against Guarantor or its assets, or both, in each case that would reasonably be likely to materially impair the ability of the Guarantor to perform hereunder.
e.No consent or approval of any regulatory authority having jurisdiction over Guarantor is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of this Guaranty, except as has already been obtained.
5.Payments. All payments due under this Guaranty are payable upon demand by Lender and shall be paid in the manner by wire transfer of immediately available funds to such account as Lender shall notify Guarantor in writing.
6.Absolute and Unconditional Guaranty. This Guaranty and the obligations of Guarantor under this Guaranty constitute an absolute, present and continuing guaranty of payment and performance and not of collectability, subject to the terms herein. The obligations of Guarantor under this Guaranty are in no way conditioned or contingent upon any action or omission by Lender or upon any other action, occurrence, or circumstance whatsoever. It is expressly understood and agreed that the obligations of

Guarantor hereunder are and shall be absolute under any and all circumstances and shall not be subject to any counterclaim, setoff, deduction or defense.
7.Waiver of Notice and Consent. The obligations of Guarantor hereunder shall remain in full force and shall not be impaired by: (a) any agreement extending or otherwise altering the time for or the terms of payment of all or any part of the sums due under the ULA; (b) any express or implied modification, renewal, extension or acceleration of or to the terms under the ULA; (c) any exercise or non-exercise by Lender of any right or privilege under the ULA or this Guaranty; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, Borrower, or any affiliate of Borrower or Guarantor, or any action taken with respect to this Guaranty by any trustee or receiver or by any court in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing; (e) any acceptance of partial performance of any of the obligations of Borrower or Guarantor under the ULA or this Guaranty; (f) any consent to the transfer of any collateral, if any, described in the ULA or any other Finance Document; (g) any bid or purchase at any sale of the collateral, if any, described in the ULA or any other Finance Document; (h) any acceptance of additional security or guarantees of any kind; or (i) any additional loan or extension of credit to or for the benefit of Borrower or Guarantor. Guarantor hereby agrees that Lender may from time to time without notice to or consent of Guarantor and upon such terms and conditions as Lender deems advisable take any of the above actions without affecting this Guaranty.
8.Waiver of Defenses. Guarantor hereby unconditionally and absolutely waives the following defenses to enforcement of this Guaranty: (a) any obligation on the part of Lender to protect, secure or insure any of the security given for the payment of the sums due under the ULA; (b) any defense arising by reason of the invalidity or unenforceability of the ULA; (c) notice of acceptance of this Guaranty by Lender; (d) notice of presentment, demands, demands for payment or performance, notice of non- performance, protests, notices of protest and notices of dishonor, notice of non-payment or partial payment and all other notices or formalities; (e) notice of any defaults under the ULA or in the performance of any of the covenants and agreements contained therein; (f) any right to require that Lender proceed against Borrower or exercise its rights under the ULA or exhaust its rights with respect to any security given in the Finance Documents prior to enforcing this Guaranty; (g) notice to Guarantor of the existence of or the extending to Borrower of the Loan; (h) any order, method or manner of application of any payments on the Loan, the ULA or the Obligations; (i) any defense arising by reason of the manner in which Lender has exercised its remedies; (j) any right of subrogation and any rights to enforce any remedy which Lender now has or may hereafter have against Borrower and any benefit of, and any right to participate in, any security now or hereafter held by Lender; (k) any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to Borrower in respect of the ULA; and (l) any setoff available against Lender to Borrower whether or not on account of a related transaction.
9.Insolvency of Borrower. The liability of Guarantor shall not be affected or impaired by any voluntary or involuntary dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Borrower or any of its assets, or by any sale, encumbrance, transfer or other modification of the ownership of Borrower or Guarantor, or any change in the name, identity, business, structure, composition, financial condition or management of Borrower or Guarantor. Lender shall not be obligated to file any claim relating to the Obligations owing to it in the event that Borrower or Guarantor becomes subject to a bankruptcy or similar proceeding, and the failure of Lender to so file shall not affect the Guarantor’s obligations hereunder.

10.No Subrogation; Reinstatement; Subordination.
a.Until the earlier to occur of (i) the day all of the Obligations have been satisfied or
(ii) this Guarantee is terminated, Guarantor hereby expressly waives all rights of subrogation, contribution, indemnification or other similar legal or equitable rights which Guarantor may now or hereafter otherwise be entitled to assert against Borrower, whether arising by contract, by operation of law (including, without limitation, any such right arising under the U.S. Bankruptcy Code) or otherwise with respect to or by reason of any payment by Guarantor under this Guaranty or on account of the Loan in connection herewith.
b.Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any amount due under this Guaranty or otherwise with respect to the Loan is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, all as though such payment had not been made.
11.Release of Liability. Any one or more parties liable upon or in respect of this Guaranty or any other guaranty in support of the obligations under the ULA may be released without affecting the liability of any party not so released.
12.Transfer of the ULA. With respect to Lender’s rights hereunder, this Guaranty shall run with the ULA without the need for any further assignment by Lender of this Guaranty to any assignee of the ULA or the need for any notice by Lender to Guarantor thereof. Upon assignment of the ULA to any assignee, said assignee may enforce this Guaranty as if said assignee had been originally named as a Lender hereunder.
13.Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer construction of provisions to the laws of another jurisdiction.
14.Jurisdiction and Venue. Guarantor hereby irrevocably submits to the exclusive jurisdiction of the United States federal courts located in Harris County, Texas (or, if jurisdiction is not available in the United States federal courts, to personal jurisdiction in any action brought in the state courts located in Harris County, Texas), and hereby irrevocably agrees that all claims in respect of any dispute, controversy or claim arising out of or relating to this Guaranty or any document delivered in connection herewith may be heard and determined in such courts. Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable laws, any objection that it may now or hereafter have to the laying of venue of any such dispute, controversy or claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute, controversy or claim. Guarantor agrees that a judgment in any such dispute may be enforced in other jurisdictions, including but not limited to, the Province of British Columbia, Canada, by suit on the judgment or in any other manner provided by applicable law. Nothing contained herein shall prevent Lender from bringing any action or exercising any rights against any security given to Lender pursuant to the Finance Documents, or against Borrower personally, or against any property of Borrower, within any other state or commonwealth. Commencement of any such action or proceeding in any other state or commonwealth shall not constitute a waiver of the agreement as to the laws of the state or commonwealth which shall govern the rights and obligations of Guarantor and Lender hereunder.
15.Guarantor Not Released. No delay or omission of Lender to exercise any of its rights and remedies under this Guaranty or the ULA at any time shall constitute a waiver of the right of Lender to exercise such rights and remedies at a later time. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.
16.Captions. The captions to the Sections of this Guaranty are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Guaranty.
17.Severability. The parties hereto intend and believe that each provision of this Guaranty comports with all applicable local, state, provincial and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Guaranty is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of any Guarantor and Lender under the remainder of this Guaranty shall continue in full force and effect.
18.Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and upon Guarantor’s heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided that Guarantor may not assign its obligations hereunder without Lender’s prior written consent. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators, and executors of any natural person who is a party to this Guaranty.
19.Remedies Cumulative. The remedies of Lender as provided in this Guaranty and the ULA and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Lender, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Guaranty or under the ULA conferred upon or reserved to Lender is intended to be exclusive of any other remedy provided in this Guaranty or in the ULA or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Guaranty or the ULA or now or hereafter existing at law or in equity or by statute.
20.No Oral Modification. No waiver, amendment, release, or modification of this Guaranty shall be made orally or shall be established by conduct, custom or course of dealing but only by an instrument in writing duly executed by Lender and Guarantor.
21.Notices. All notices and other communications in respect of this Guaranty (including, without limitation, any modifications of, or requests, waivers or consents under, this Guaranty) shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the other party,
(b) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed as set forth below, as applicable, provided that the sending party receives confirmation of delivery from such delivery service or (c) three (3) Business Days after deposit with the United States Post Office, postage prepaid, addressed to Guarantor at enCore Energy Corp. 101 N. Shoreline Blvd., Suite 450, Corpus Christi, TX 78401, Attention: Paul Goranson; or to the Lender at Boss Energy Limited: Level 1, 420 Hay Street, Subiaco, WA 6008, Australia, Attention: Duncan Craib, or at such other address as such party may designate by three (3) days’ advance written notice to the other party.
22.WAIVER OF JURY TRIAL. LENDER BY ITS ACCEPTANCE HEREOF AND GUARANTOR HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS GUARANTY, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING

CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. GUARANTOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LENDER IN EXTENDING CREDIT TO MAKER, THAT LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT GUARANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.
23.Effectiveness. This Guaranty and the ULA constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty.

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.

GUARANTOR:

ENCORE ENERGY CORP.

By:      Name: W. Paul Goranson
Title: Chief Executive Officer

LENDER:

BOSS ENERGY LIMITED

By:
Name:      Title: